Exhibit 23.2

CONSENT OF PETROLEUM ENGINEERS

We consent to the incorporation by reference in the (a) Registration Statement No. 333-227566 on Form S-8 of PEDEVCO Corp. (the “Company”), (b) Registration Statement No. 333-192002 on Form S-8 of the Company, (c) Registration Statement No. 333-214415 on Form S-3 of the Company, (d) Registration Statement No. 333-201098 on Form S-8 of the Company, (e) Registration Statement No. 333-207529 on Form S-8 of the Company, (f) Registration Statement No. 333-215349 on Form S-8 of the Company, (g) Registration Statement No. 333-222335 on Form S-8 of the Company, and (h) Registration Statement No. 333-201099 on Form S-3 of the Company,  of our report dated October 10, 2018 relating to the proved oil and gas reserves estimates and future net revenue of certain assets acquired by the Company in the Chaveroo and Milnesand oil fields based in New Mexico as of September 1, 2018, as described in the Current Report on Form 8-K/A dated November 14, 2018.

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

By: /s/ W. Todd Brooker
Name: W. Todd Brooker
Title: President

Cawley, Gillespie & Associates, Inc.
13640 Briarwick Drive, Suite 100
Austin, Texas 78729

November 14, 2018